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                                                                    Exhibit 99.1

       Certification Of Periodic Financial Report Pursuant to Section 906
            of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

         In connection with the Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2003 of Danielson Holding Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Samuel Zell, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Samuel Zell
------------------------
Samuel Zell
Chief Executive Officer
May 12, 2003

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